                                                                     Exhibit 3.1

                       CORPORATE ACCESS NUMBER: 207913385

                           [PROVINCE OF ALBERTA LOGO]

                           BUSINESS CORPORATIONS ACT

                                  CERTIFICATE

                                       OF

                                  AMALGAMATION

                            WESTLINKS RESOURCES LTD.
             IS THE RESULT OF AN AMALGAMATION FILED ON 1998/06/30.


                                      [CORPORATE SEAL REGISTRAR OF CORPORATIONS]

--------------------------------------------------------------------------------
                           BUSINESS CORPORATIONS ACT                      FORM 9
                                 (SECTION 179)

[PROVINCE OF ALBERTA LOGO]
CONSUMER AND CORPORATE AFFAIRS                          ARTICLES OF AMALGAMATION
--------------------------------------------------------------------------------

1.   NAME OF AMALGAMATED CORPORATION.             2.   CORPORATE ACCESS NO.

     Westlinks Resources Ltd.                          207913385

--------------------------------------------------------------------------------

3. THE CLASSES, AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE.

     See Schedule "A" attached hereto, which is incorporated into and forms a part of these articles.

--------------------------------------------------------------------------------

4.   RESTRICTIONS ON SHARE TRANSFERS (IF ANY).

     None

--------------------------------------------------------------------------------

5. NUMBER, OR MINIMUM AND MAXIMUM NUMBER, OF DIRECTORS THAT THE CORPORATION MAY HAVE.

     Minimum 3 - Maximum 10

--------------------------------------------------------------------------------

6.   RESTRICTIONS IF ANY ON BUSINESS THE CORPORATION MAY CARRY ON.

     None

--------------------------------------------------------------------------------

7.   OTHER PROVISIONS IF ANY.

     See attached Schedule "B" attached hereto, which is incorporated into and forms a part of these articles.

--------------------------------------------------------------------------------

8.   NAME OF AMALGAMATING CORPORATIONS.              CORPORATE ACCESS NO.

     TEMBA RESOURCES LTD.                            207913179
     PTR RESOURCES LTD.                              205422751

--------------------------------------------------------------------------------

9.   DATE                  SIGNATURE                      TITLE

                           /s/ Peter S. Sekera
                           ----------------------
     June 30, 1998         Peter S. Sekera                Chairman & CEO

--------------------------------------------------------------------------------

FOR DEPARTMENTAL USE ONLY                                 FILED

                                  SCHEDULE "A"

The classes and the maximum number of shares that the Corporation is authorized to issue are:

(i) an unlimited number of common shares subject to the following rights, privileges, restrictions and conditions:

     A. Payment of Dividends: The holders of the common shares shall be entitled to receive dividends, if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or rateably with the holders of the common shares, the board of directors may in their sole discretion declare dividends on the common shares to the exclusion of any other class of shares of the Corporation.

     B. Participation Upon Liquidation, Dissolution or Winding Up: In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of common shares shall, subject to the rights of the holders of any other class of shares of the Corporation to receive the assets of the Corporation upon such distribution in priority or rateably with the holders of the common shares, be entitled to participate rateably in any distribution of the assets of the Corporation.

     C. Voting Rights: The holders of common shares shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to one vote in respect of each common share held at all such meetings.

(ii) an unlimited number of first preferred shares, issuable in series, subject to the following rights, privileges, restrictions and conditions:

     A. Series: The first preferred shares may at any time and from time to time be issued in one or more series. Subject to the provisions of this clause (ii)A, the board of directors may from time to time fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of, each series of first preferred shares, including, without limiting the generality of the foregoing, the rate, amount or method of calculation of dividends thereon, the time and place of payment of dividends thereon, the conditions for and the terms and conditions of any purchase for cancellation, retraction or redemption thereof, conversion or exchange rights (if any), and whether into or for securities of the Corporation or otherwise, voting rights attached thereto (if any), the terms and conditions of any share purchase or retirement plan or sinking fund, and restrictions on the payment of dividends on any shares other than first preferred shares or payment in respect of capital on any shares in the capital of the Corporation or creation or issue of debt or equity securities; the whole subject to filing with the Registrar (as defined in the Business Corporations Act (Alberta) or any successor legislation thereto) of articles of amendment setting forth a description of such series including the designation, rights, privileges, restrictions and conditions attached to the shares of such series.

     B. Ranking of the First Preferred Shares: The first preferred shares of each series shall rank on a parity with the first preferred shares of every other series with respect to declared or accumulated dividends and return of capital. The first preferred shares shall be entitled to a preference over the common shares and over any other shares of the Corporation ranking junior to the first preferred shares with respect to priority in the payment of dividends and in the distribution of assets of the Corporation in the event of the liquidation, dissolution or winding-up of the

          Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs. If any declared or cumulative dividends or amounts payable on a return of capital are not paid in full, the first preferred shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the first preferred shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards payment in satisfaction of claims in respect of dividends. The first preferred shares of any series may also be given such other preferences not inconsistent with clauses (ii)A to (ii)E hereof over any other shares ranking junior to the first preferred shares as may be determined in the case of such series of first preferred shares.

     C. Voting Rights: Except as hereinafter referred to or as required by law or in accordance with any voting rights which may from time to time be attached to any series of first preferred shares, the holders of first preferred shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation. The holders of the first preferred shares shall, however, be entitled to notice of meetings of the shareholders called for the purpose of authorizing the voluntary liquidation and dissolution of the Corporation or the sale of its undertaking or a substantial part thereof under subsection 204(3) or subsection 183(4) of the Business Corporations Act (Alberta) as now enacted or as the same may from time to time be amended, re-enacted or replaced.

     D. Changes to Class Rights: The rights, privileges, restrictions and conditions attaching to the first preferred shares as a class may be added to, changed or removed but only with the approval of the holders of the first preferred shares given as herein specified.

     E. Approval of Changes to Class Rights: The rights, privileges, restrictions and conditions attaching to the first preferred shares as a class as provided herein and as may be provided from time to time may be repealed, altered, modified, amended or amplified or otherwise varied only with the approval of the holders of the first preferred shares given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by two-thirds of the votes cast at a meeting of holders of first preferred shares duly called for such purpose and held upon at least twenty-one (21) days' notice at which a quorum is present comprising at least two persons present holding or representing by proxy at least fifty (50%) per cent of the outstanding first preferred shares. If any such quorum is not present within half an hour after the time appointed for the meeting, then the meeting shall be adjourned by the chairman at which a quorum shall be comprised of that number of holders of first preferred shares present in person or by proxy. The formalities to be observed with respect to giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those which may from time to time be prescribed by the by-laws of the Corporation with respect to meetings of shareholders. On every vote taken at every such meeting or adjourned meeting each holder of a first preferred share shall be entitled to one vote in respect of each first preferred share held.

                                  SCHEDULE "B"

(i) Without limiting the borrowing powers of the Corporation as set forth in the Business Corporations Act (Alberta):

     A. the board of directors of the Corporation may, from time to time, in such amounts and on such terms as it deems expedient, charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, moveable or immoveable property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any debt obligations or any money borrowed, or any other debt or liability of the Corporation; and

     B. the board of directors of the Corporation may, from time to time, delegate to such one or more of the directors and officers of the Corporation as may be designated by the board, all or any of the powers conferred on the board above to such extent and in such manner as the board shall determine at the time of each such delegation.

(ii) The directors may, between annual meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors is not at any time to exceed 1/3 of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

                            ARTICLES OF AMALGAMATION
                                      FOR
                            WESTLINKS RESOURCES LTD.


          CLASSES OF SHARES:                         SEE SCHEDULE "A"
          NUMBER OF DIRECTORS:
          MAXIMUM NUMBER OF DIRECTORS:               10
          MINIMUM NUMBER OF DIRECTORS:               3
          RESTRICTIONS ON BUSINESS TO:               NONE
          RESTRICTIONS ON BUSINESS FROM:             NONE
          RESTRICTIONS ON SHARE TRANSFERS:           NONE
          OTHER RULES OR PROVISIONS:                 SEE SCHEDULE "B"


          REGISTRATION AUTHORIZED BY:   JEAN E LANDRY
                                        AGENT OF CORPORATION

                                  SCHEDULE "A"

The classes and the maximum number of shares that the Corporation is authorized to issue are:

(i) an unlimited number of common shares subject to the following rights, privileges, restrictions and conditions:

     A. Payment of Dividends: The holders of the common shares shall be entitled to receive dividends, if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or rateably with the holders of the common shares, the board of directors may in their sole discretion declare dividends on the common shares to the exclusion of any other class of shares of the Corporation.

     B. Participation Upon Liquidation, Dissolution or Winding Up: In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of common shares shall, subject to the rights of the holders of any other class of shares of the Corporation to receive the assets of the Corporation upon such distribution in priority or rateably with the holders of the common shares, be entitled to participate rateably in any distribution of the assets of the Corporation.

     C. Voting Rights: The holders of common shares shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to one vote in respect of each common share held at all such meetings.

(ii) an unlimited number of first preferred shares, issuable in series, subject to the following rights, privileges, restrictions and conditions:

     A. Series: The first preferred shares may at any time and from time to time be issued in one or more series. Subject to the provisions of this clause (ii)A, the board of directors may from time to time fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of, each series of first preferred shares, including, without limiting the generality of the foregoing, the rate, amount or method of calculation of dividends thereon, the time and place of payment of dividends thereon, the conditions for and the terms and conditions of any purchase for cancellation, retraction or redemption thereof, conversion or exchange rights (if any), and whether into or for securities of the Corporation or otherwise, voting rights attached thereto (if any), the terms and conditions of any share purchase or retirement plan or sinking fund, and restrictions on the payment of dividends on any shares other than first preferred shares or payment in respect of capital on any shares in the capital of the Corporation or creation or issue of debt or equity securities; the whole subject to filing with the Registrar (as defined in the Business Corporations Act (Alberta) or any successor legislation thereto) of articles of amendment setting forth a description of such series including the designation, rights, privileges, restrictions and conditions attached to the shares of such series.

     B. Ranking of the First Preferred Shares: The first preferred shares of each series shall rank on a parity with the first preferred shares of every other series with respect to declared or accumulated dividends and return of capital. The first preferred shares shall be entitled to a preference over the common shares and over any other shares of the Corporation ranking junior to the first preferred shares with respect to priority in the payment of dividends and in the distribution of assets of the Corporation in the event of the liquidation, dissolution or winding-up of the

          Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs. If any declared or cumulative dividends or amounts payable on a return of capital are not paid in full, the first preferred shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the first preferred shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards payment in satisfaction of claims in respect of dividends. The first preferred shares of any series may also be given such other preferences not inconsistent with clauses (ii)A to (ii)E hereof over any other shares ranking junior to the first preferred shares as may be determined in the case of such series of first preferred shares.

     C. Voting Rights: Except as hereinafter referred to or as required by law or in accordance with any voting rights which may from time to time be attached to any series of first preferred shares, the holders of first preferred shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation. The holders of the first preferred shares shall, however, be entitled to notice of meetings of the shareholders called for the purpose of authorizing the voluntary liquidation and dissolution of the Corporation or the sale of its undertaking or a substantial part thereof under subsection 204(3) or subsection 183(4) of the Business Corporations Act (Alberta) as now enacted or as the same may from time to time be amended, re-enacted or replaced.

     D. Changes to Class Rights: The rights, privileges, restrictions and conditions attaching to the first preferred shares as a class may be added to, changed or removed but only with the approval of the holders of the first preferred shares given as herein specified.

     E. Approval of Changes to Class Rights: The rights, privileges, restrictions and conditions attaching to the first preferred shares as a class as provided herein and as may be provided from time to time may be repealed, altered, modified, amended or amplified or otherwise varied only with the approval of the holders of the first preferred shares given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by two-thirds of the votes cast at a meeting of holders of first preferred shares duly called for such purpose and held upon at least twenty-one (21) days' notice at which a quorum is present comprising at least two persons present holding or representing by proxy at least fifty (50%) per cent of the outstanding first preferred shares. If any such quorum is not present within half an hour after the time appointed for the meeting, then the meeting shall be adjourned by the chairman at which a quorum shall be comprised of that number of holders of first preferred shares present in person or by proxy. The formalities to be observed with respect to giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those which may from time to time be prescribed by the by-laws of the Corporation with respect to meetings of shareholders. On every vote taken at every such meeting or adjourned meeting each holder of a first preferred share shall be entitled to one vote in respect of each first preferred share held.

                                  SCHEDULE "B"

(i) Without limiting the borrowing powers of the Corporation as set forth in the Business Corporations Act (Alberta):

     A. the board of directors of the Corporation may, from time to time, in such amounts and on such terms as it deems expedient, charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, moveable or immoveable property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any debt obligations or any money borrowed, or any other debt or liability of the Corporation; and

     B. the board of directors of the Corporation may, from time to time, delegate to such one or more of the directors and officers of the Corporation as may be designated by the board, all or any of the powers conferred on the board above to such extent and in such manner as the board shall determine at the time of each such delegation.

(ii) The directors may, between annual meetings, appoint one or more additional directors of the Corporation to serve until the next annual meeting, but the number of additional directors is not at any time to exceed 1/3 of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

AMALGAMATION - REGISTRATION STATEMENT


SERVICE REQUEST NUMBER:                435015

ALBERTA CORPORATION TYPE:              Named Alberta Corporation

LEGAL ENTITY NAME:                     WESTLINKS RESOURCES LTD.

FRENCH EQUIVALENT NAME:

NUANS REPORT NUMBER:                   61097199

NUANS REPORT DATE:                     1998/05/27

FRENCH NAME NUANS REPORT NUMBER:

FRENCH NAME NUANS REPORT DATE:

REGISTERED ADDRESS

STREET:                                3300, 421 7TH AVENUE S.W.

LEGAL DESCRIPTION:

CITY:                                  CALGARY

PROVINCE:                              ALBERTA

POSTAL CODE:                           T2P 4K9

RECORDS ADDRESS

STREET:                                3300, 421 7TH AVENUE S.W.

LEGAL DESCRIPTION:

CITY:                                  CALGARY

PROVINCE:                              ALBERTA

POSTAL CODE:                           T2P 4K9

ADDRESS FOR SERVICE BY MAIL

POST OFFICE BOX:

CITY:

PROVINCE:

POSTAL CODE:

INTERNET MAIL ID:

CLASSES OF SHARES AND ANY

MAXIMUM NUMBER (WITHIN EACH CLASS):    SEE SCHEDULE "A"

RESTRICTIONS ON SHARE TRANSFERS:       NONE

MINIMUM NUMBER OF DIRECTORS:           3

MAXIMUM NUMBER OF DIRECTORS:           10

RESTRICTIONS ON BUSINESS TO:           NONE

RESTRICTIONS ON BUSINESS FROM:         NONE

OTHER PROVISIONS:                      SEE SCHEDULE "B"

PROFESSIONAL ENDORSEMENT PROVIDED:

DIRECTORS ISSUE SHARES IN SERIES:

FUTURE DATING REQUIRED:

REGISTRATION DATE:                     1998/06/30

================================================================================

DIRECTORS

LAST NAME:                   SEKERA
FIRST NAME:                  PETER
MIDDLE NAME:                 S.
STREET / BOX NUMBER:         46 PANORAMA HILLS PLACE N.W.
CITY:                        CALGARY
PROVINCE:                    ALBERTA
POSTAL CODE:                 T3K 4R9
COUNTRY:
APPOINTMENT DATE:            1998/06/30
RESIDENT CANADIAN:           Y
NAMED ON STAT DEC:
STATUS:                      Active

LAST NAME:                   BAMFORD
FIRST NAME:                  THOMAS
MIDDLE NAME:                 S.
STREET / BOX NUMBER:         605, 505 6TH STREET S.W.
CITY:                        CALGARY
PROVINCE:                    ALBERTA
POSTAL CODE:                 T2P 1X5
COUNTRY:
APPOINTMENT DATE:            1998/06/30
RESIDENT CANADIAN:           Y
NAMED ON STAT DEC:           Y
STATUS:                      Active

LAST NAME:                   DRYSDALE
FIRST NAME:                  ROSS
MIDDLE NAME:                 0.
STREET / BOX NUMBER:         39 EDCATH ROAD N.W.
CITY:                        CALGARY
PROVINCE:                    ALBERTA
POSTAL CODE:                 T3A 4A2
COUNTRY:
APPOINTMENT DATE:            1998/06/30
RESIDENT CANADIAN:           Y
NAMED ON STAT DEC:
STATUS:                      Active

LAST NAME:                   FISHER
FIRST NAME:                  DALE
MIDDLE NAME:                 N.
STREET / BOX NUMBER:         1129 LANDSDOWNE AVENUE S.W.
CITY:                        CALGARY
PROVINCE:                    ALBERTA
POSTAL CODE:                 T2S 1A4
COUNTRY:
APPOINTMENT DATE:            1998/06/30
RESIDENT CANADIAN:           Y
NAMED ON STAT DEC:
STATUS:                      Active

LAST NAME:                   MCFEELY
FIRST NAME:                  EDWARD
MIDDLE NAME:                 C.
STREET / BOX NUMBER:         31 STRATHROY BAY S.W.
CITY:                        CALGARY
PROVINCE:                    ALBERTA
POSTAL CODE:                 T3H 1H2
COUNTRY:
APPOINTMENT DATE:            1998/06/30
RESIDENT CANADIAN:           Y
NAMED ON STAT DEC:
STATUS:                      Active

LAST NAME:                   LAWS
FIRST NAME:                  DAVID
MIDDLE NAME:
STREET / BOX NUMBER:         8702, 400 EAU CLAIRE AVENUE S.W.
CITY:                        CALGARY
PROVINCE:                    ALBERTA
POSTAL CODE:                 T2P 4X2
COUNTRY:
APPOINTMENT DATE:            1998/06/30
RESIDENT CANADIAN:           Y
NAMED ON STAT DEC:
STATUS:                      Active

================================================================================
AMALGAMATING CORPORATION - REGISTERED IN ALBERTA

CORPORATE ACCESS NUMBER       LEGAL ENTITY NAME
-----------------------      --------------------
205422751                    PTR RESOURCES LTD.
207913179                    TEMBA RESOURCES LTD.

===============================================================================

COURT ORDERS

ORDER TYPE   ORDER DATE   ORDER NUMBER  JUDICIAL DISTRICT   TERMINATION DATE

===============================================================================

ATTACHMENTS

     ATTACHMENT TYPE         MICROFILM BAR CODE       DATE RECORDED
-------------------------    ------------------       -------------
Statutory Declaration        10000195000022570        1998/06/30
Share Capital                ELECTRONIC               1998/06/30
Other Rules or Provisions    ELECTRONIC               1998/06/30



REGISTRATION AUTHORIZED BY:  JEAN E LANDRY
                             AGENT OF CORPORATION